FMC Corporation Announces Transactions with DuPont March 31, 2017

2 Safe Harbor Statement Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2016 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance. Non-GAAP Financial Terms These slides contain certain “non-GAAP financial terms” which are defined on our website www.fmc.com. In addition, we have also provided on our website at www.fmc.com reconciliations of non-GAAP terms to the most directly comparable GAAP term. Amounts in this presentation focus on Adjusted Earnings for all EBIT, EBITDA and EPS references. Although we provide forecasts for adjusted EPS and adjusted cash from operations (both of which are non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to restructuring, acquisition charges, and discontinued operations and related cash activity. As a result, no GAAP outlook is provided.

Transaction Overview

FMC to Acquire Crop Protection Business

- 2017 estimated revenue ~$1.5 billion[(1)]
- Global chewing pest insecticide portfolio
  - Rynaxypyr®, Cyazypyr® and Indoxacarb
- Global cereal broadleaf herbicide portfolio
- Global R&D capabilities
  - Discovery facility and 14 field biology / development centers
  - Existing discovery pipeline of 15 active ingredients covering herbicides, insecticides and fungicides
- 14 manufacturing and formulation facilities
- All IP, required registrations, data, etc. associated with the acquired products / pipeline

DuPont to Acquire H&N from FMC

- DuPont acquiring FMC Health and Nutrition
  - Will become part of DuPont's Nutrition & Health segment
- Cash payment to DuPont of $1.2 billion[(2)] at closing

Transaction Timing

- Close of transactions expected in 4Q '17
  - Contingent on closing of Dow and DuPont merger
  - Contingent on customary closing conditions and regulatory approvals

1) FMC estimate
2) Subject to adjustment based on actual working capital delivered at closing

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FMC

Strategic Rationale

- Fundamentally repositions FMC's Ag Solutions business
  - "Tier One," innovation-led company
  - #5 position globally, ~$3.8 billion pro-forma revenues (2017)[1]
- Enhances the portfolio
  - Complementary selective insecticide portfolio and broader, more balanced herbicide portfolio
  - Adds substantial position in cereals and enhances position in multiple other crops
  - Significantly increases market presence in Europe and Asia, creating a balanced global footprint
  - Strong IP protection, through Active Ingredient patents, formulations and delivery technology
- Transforms FMC's innovation capabilities
  - Unique opportunity to acquire world-class R&D capabilities
  - Creates step-change in FMC's ability to discover and develop new Active Ingredients
  - Product development pipeline fits well with FMC's existing pipeline
- Diversifies operational capabilities with addition of global manufacturing footprint
  - Adds optionality to future manufacturing operations

1) FMC estimate

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FMC

5 Enhanced Portfolio B y Re gi on B y Tech no lo gy 25% 33% 23% 19% NA LA Europe + MEA APAC 43% 38% 13% 6% Herbicide Insecticide Fungicide Seed Treatment, Biologicals and Other 37% 51% 8% 4% 22% 28% 25% 25% Current FMC Ag Solutions New FMC Ag Solutions Herbicide Insecticide Fungicide Plant Health and Other 23% NA LA Europe + MEA APAC

6 Enhanced Portfolio In sectici de s Her bici de s Current FMC Ag Solutions New FMC Ag Solutions Broad-spectrum Selective Chewing Selective Piercing-sucking Acaricides Pre-emerg. Broadleaf Pre-emerg. Cross-spectrum Post- Grass Post- Broadleaf Post- Cross-spectrum 40% 56% 2% 2% 90% 5% 5% Broad-spectrum Selective Chewing Selective Piercing-sucking Acaricides Biologicals Others 43% 30% 5% 16% 6% FMC Pre-plant/pre-emerg grass Pre-plant/pre-emerg BL Pre-plant/pre-emerg cross-spectrum Post grass Post BL Post cross-spectrum 30% 21%9% 35% 5% FMC+X Pre-plant/pre-emerg grass Pre-plant/pre-emerg BL Pre-plant/pre-emerg cross-spectrum Post grass Post BL Post cross-spectrum

7 Combined R&D Model 1) FMC facilities in U.S.; China; India; France; Brazil; Philippines; and Denmark 2) R&D personnel only 3) Discovery facility in Newark, DE plus 14 field biology facilities / development centers YEARS 0 1 2 3 4 5 6 7 8 9 10 11 12 Traditional AI Model FMC AI Development Model Acquired R&D Capability Pro Forma FMC (Synthetic Chemistries) Field Trials Formul. Develop. Full Reg. Launch Toxicology, Metabolism,E-Fate, Ecotoxicology, Residues Discovery Chemistry & Biology Green House Process Synthesis ~340 Employees1 ~810 Employees 23 R&D Facilities ~470 Employees2 15 R&D Facilities3 8 R&D Facilities1 Development Timeline S ynth eti c Chem is tr y B io log ic al s Reg Subm. YEARS 0 1 2 3 4 5 6 FMC R&D Model Discovery/screening (lab & greenhouse) Formulation Development Initial Strain Selection Field Trials Full Reg. Strain Optimization Launch Marketing Data Development

8 YEARS 0 1 2 3 4 5 6 7 8 9 10 11 12 FMC AGS Pipeline Acquired Pipeline TVE29 Combined R&D Pipeline for Synthetic AI’s Fungicide Insecticide Herbicide Launch F4260 Valifenalate F4050 F9650 F9990 F9944 F9600 F4177 F9960 Liquid SUs R7N80 UGZ56 TXE05 TNQ23 SGF45 U5F59 RZS12 EMN08 V9Y12 THQ25 SJC17 WLR08 V9X39 Development Timeline Process Synthesis Field Trials Formul. Develop. Reg Subm. Full Reg. Green House Toxicology, Metabolism,E-Fate, Ecotoxicology, Residues Discovery Chemistry & Biology UCQ09

9 Overview of Transaction Economics (1) 1) Information included is forecasted non-GAAP financial information. As certain elements of the comparable GAAP measures are not predicable and cannot be estimated at this time, we are unable to provide a reconciliation to the corresponding GAAP amounts. 2) Represents FMC’s estimate of the 2017 EBITDA of the acquired business, if it were a standalone business. EBITDA is a non-GAAP financial term and represents earnings before interest, taxes, depreciation, and amortization. Refer to definitions at the beginning of this presentation. 3) Subject to adjustment based on actual working capital delivered at closing. 4) Modeling assumptions are FMC’s best estimates based on information known to date. $mm Ag Transaction EBITDA (2017 standalone basis)(2) 475 H&N divested EBITDA (2017 guidance midpoint) (230) Net incremental EBITDA acquired 245 Cash Payment to DuPont by FMC(3) 1,200 Modeling Assumptions(4) $mm Total Incremental Debt 1,500 Interest rate 3.0% Depreciation 35 Purchase Price Accounting Amortization 50 Incremental tax rate 25% Shares outstanding (mm) 134.5 Implied Incremental EPS ($) - 2017 basis $0.64 2018 Incremental Pre-Tax Earnings ($mm) 65 Implied Incremental EPS ($) - 2018 basis $1.00